Exhibit 3.1 917366.v5 RESTATED CERTIFICATE OF INCORPORATION OF TYLER TECHNOLOGIES, INC. Tyler Technologies, Inc. (originally incorporated under the name of Tyler Three, Inc.), a corporation organized and existing under the laws of the State of Delaware, the original Certificate of Incorporation of which was filed with the Secretary of State on November 13, 1989, hereby certifies as follows: This Restated Certificate of Incorporation was duly adopted by vote of the stockholders in accordance with Section 242 and 245 of the General Corporation Law of the State of Delaware. FIRST. The name of the Corporation is Tyler Technologies, Inc. SECOND. The Corporation’s principal office in the State of Delaware is 1209 Orange Street, Corporation Trust Center, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. FOURTH. Section 1. Capitalization. The Corporation is authorized to issue One Hundred One Million (101,000,000) shares of capital stock. One Hundred Million (100,000,000) of the authorized shares shall be common stock, one cent ($0.01) par value each (“Common Stock”), and One Million (1,000,000) of the authorized shares shall be preferred stock, ten dollars ($10.00) par value each (“Preferred Stock”). Each holder of shares of capital stock of the Corporation shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock of the Corporation held by the stockholder, unless otherwise specifically provided pursuant to this Restated Certificate of Incorporation.

2 917366.v5 Section 2. Preferred Stock. A. The Preferred Stock may, from time to time, be divided into and issued in one or more series with each series to be so designated as to distinguish the shares thereof from the shares of all other series and classes. The shares of each series may have such powers, designations, preferences, relative rights, qualifications, limitations or restrictions as are stated herein and in one or more resolutions providing for the issue of such series adopted by the Board of Directors as provided below. B. To the extent that this Restated Certificate of Incorporation does not fix and determine the variations in the relative rights and preferences of the Preferred Stock, both in relation to the Common Stock and as between series of Preferred Stock, the Board of Directors of the Corporation is expressly vested with the authority to divide the Preferred Stock into one or more series and, within the limitations set forth in this Restated Certificate of Incorporation, to fix and determine the relative rights and preferences of the shares of any series so established, and, with respect to each such series, to fix by one or more resolutions providing for the issue of such series, the following: (i) The maximum number of shares to constitute such series and the distinctive designation thereof; (ii) The annual dividend rate, if any, on the shares of such series and the date or dates from which dividends shall commence to accrue or accumulate as herein provided, and whether dividends shall be cumulative; (iii) The price at and the terms and conditions on which the shares of such series may be redeemed, including, without limitation, the time during which shares of the series may be redeemed, the premium, if any, over and above the par value thereof and any accumulated dividends thereon that the holders of shares of such series shall be entitled to receive upon the redemption thereof, which premium may vary at different dates and may also be different with respect to shares redeemed through the operation of any retirement or sinking fund; (iv) The liquidation preference, if any, over and above the par value thereof, and any accumulated dividends thereon, that the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

3 917366.v5 (v) Where or not the shares of such series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes, and the terms and provisions relative to the operations of such retirement or sinking fund; (vi) The terms and conditions, if any, on which the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock of the Corporation or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, provided that shares of such series may not be convertible into shares of a series or class that has prior or superior rights or preferences as to dividends or distribution of assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; (vii) The voting rights, if any, on the shares of such series; and (viii) Any or all other preferences and relative, participating, optional or other specific rights, or qualifications, limitations or restrictions thereof, as shall not be inconsistent with the law or with this Article Fourth. C. All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if any, shall be cumulative; and all series shall rank equally and be identical in all respects, except as provided in Paragraph A of this Section 2 and except as permitted by the foregoing provisions of Paragraph B. D. Except to the extent restricted or otherwise provided in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, no dividends (other than dividends payable in Common Stock) on any class or classes of capital stock of the Corporation ranking, with respect to dividends, junior to the Preferred Stock, or any series thereof, shall be declared, paid or set apart for payment, until and unless the holders of shares of Preferred Stock of each senior series shall have been paid, or there shall have been set apart for payment, cash dividends, when and as declared by the Board of Directors out of funds of the Corporation legally available therefor, at the annual rate, and no more, fixed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series.

4 917366.v5 E. To the extent provided in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any class or classes of capital stock of the Corporation ranking junior, as to liquidation rights, to the Preferred Stock, or any series thereof, the holders of the shares of the Preferred Stock shall be entitled to receive payment at the rate fixed in the resolution or resolutions adopted by the Board of Directors providing for the issue of the respective series. For purposes of this Paragraph E and Paragraph B(iv) of this Section 2, neither the consolidation nor merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up. F. The Corporation, at the option of the Board of Directors, may redeem, unless otherwise provided in the resolution establishing a series of Preferred Stock, at such time as is fixed (and if not so fixed, at any time) in the resolution or resolutions adopted by the Board of Directors providing for the issue of a series, the whole or, from time to time, any part of the Preferred Stock of any series then outstanding, at the par value thereof, plus in every case an amount equal to all accumulated dividends, if any (whether or not earned or declared), with respect to each share so redeemed and, in addition thereto, the amount of the premium, if any, payable upon such redemption fixed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series. The Board of Directors shall have full power and authority, subject to the limitations and provisions contained herein and in the Delaware General Corporation Law, to prescribe the terms and conditions upon which the Preferred Stock shall be redeemed from time to time. G. Shares of Preferred Stock that have been redeemed, purchased or otherwise acquired by the Corporation or that, if convertible or exchangeable, have been converted into or exchanged for shares of capital stock of any other class or classes or any series of any other class or classes or of any other series of the same class, shall be cancelled and such shares may not under any circumstances thereafter be reissued as Preferred Stock, and the Corporation shall from time to time and at least once each year cause all acquired shares of Preferred Stock to be cancelled in the manner provided by law. H. Nothing herein contained shall limit any legal right of the Corporation to purchase any shares of the Preferred Stock. Section 3. Common Stock.

5 917366.v5 A. Shares of Common Stock may be issued by the Corporation from time to time for such consideration as may lawfully be fixed by the Board of Directors. B. Subject to the prior rights and preferences of the Preferred Stock set forth in this Article Fourth, or in any resolution or resolutions providing for the issuance of a series of Preferred Stock, and to the extent permitted by the laws of the State of Delaware, the holders of Common Stock shall be entitled to receive such cash dividends as may be declared and made payable by the Board of Directors. C. After payment shall have been made in full to the holders of any series of Preferred Stock having preferred liquidation rights, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the remaining assets and funds of the Corporation shall be distributed among the holders of the Common Stock according to their respective shares. FIFTH. Cumulative voting for the election of directors shall not be permitted. SIXTH. No stockholder shall by reason of his holding shares of any class have a preemptive or preferential right to purchase or subscribe to any shares of any class of stock of the Corporation, or any notes, debentures, bonds, warrants, rights, options or other securities of the Corporation, now or hereafter to be authorized, other than such rights, if any, as the Board of Directors, in its discretion, may fix. SEVENTH. The Board of Directors of the Corporation shall have the power to make, alter or repeal the By-Laws of the Corporation, subject to such restrictions upon the exercise of such powers as may be imposed by the stockholders in any by-laws adopted by them from time to time. EIGHTH. Section 1. Mergers, Share Exchanges and Other Transactions. A. Evaluation of Relevant Factors. It shall be a proper corporate purpose, reasonably calculated to benefit stockholders, for the Board of Directors to base the response of the Corporation to any “Acquisition Proposal” on the evaluation by the Board of Directors of what response is in the best interests of the Corporation, and for the Board of Directors, in evaluating what response is in the best interests of the Corporation, to consider: (i) the best interests of the stockholders; for this purpose, the Board of Directors shall consider, among other factors, not only the consideration being offered in the Acquisition Proposal, in relation to the market price, but also in relation to the value of the Corporation in a freely negotiated transaction and in relation to the

6 917366.v5 estimate by the Board of Directors of the future value of the Corporation as an independent entity; and (ii) such other factors as the Board of Directors determines to be relevant, including, among other factors, the social, legal and economic effects upon the Corporation’s employees, suppliers, customers and business and the communities in which the Corporation operates. For purposes of this Section 1, “Acquisition Proposal” means any proposal of any person or entity (a) for a tender offer or exchange offer for any equity security of the Corporation, (b) to merge or consolidate the Corporation with another corporation, or (c) to purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation. B. Stockholder Approval. A merger or share exchange of the Corporation (other than a parent-subsidiary merger not requiring a vote of the Corporation’s stockholders under Delaware law), a sale of substantially all of the Corporation’s assets, or the liquidation or dissolution of the Corporation must be approved by the affirmative vote of the holders of not less than a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Section 2. Special Meetings of Stockholders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation shall be called only by: (i) the Chief Executive Officer or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors; or (ii) the Secretary of the Corporation, following receipt of one or more written requests to call a special meeting of the stockholders from stockholders of record who own, in the aggregate, at least 20% of the voting power of the outstanding shares of the Corporation then entitled to vote on the matter or matters to be brought before the proposed special meeting that complies with the procedures for calling a special meeting of the stockholders as may be set forth in the By-Laws. Section 3. Stockholder Action by Written Consent. Except as provided in the certificate of designation for any series of preferred stock, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting by the written consent of the stockholders of the Corporation, but only if such action is taken in accordance with the provisions of this Article Eighth, Section 3 and the Corporation’s By-laws. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Article Eighth, Section 3 and the Corporation’s By-laws. Any person other than the Corporation seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed and delivered to the secretary of the Corporation and signed by holders of record of at least twenty percent (20%) (the “Written Consent Requisite Percentage”)

7 917366.v5 of the voting power of the outstanding capital stock of the Corporation entitled to express consent on the relevant action, request that a record date be fixed for such purpose (a “Written Consent Record Date Request”). A Written Consent Record Date Request must be delivered to the Secretary at the principal executive offices of the Corporation in proper form by the holders of record of at least the “Written Consent Requisite Percentage” of the voting power of the outstanding capital stock of the Corporation entitled to express consent on the relevant action presented in such Written Consent Record Date Request. To be in proper form, such Written Consent Record Date Request must describe the action that the stockholder proposes to take by consent (the “Action”) and must contain (i) the text of the proposal (including the text of any resolutions to be effected by consent), (ii) include all information required to be set forth in a notice under paragraph (c) of Article III, Section 4 of the Corporation’s By-Laws, in connection with the nomination of directors and paragraph (b) of Article II, Section 7 of the Company’s By-Laws, in connection with any other matters, to the extent applicable, as though the stockholders making the Written Consent Record Date Request were making a Special Meeting Request (as such term is defined in the Corporation’s By-Laws) in furtherance of the Action, (iii) an acknowledgment by the stockholders making the Written Consent Record Date Request and Stockholder Associated Persons (as such term is defined below), if any, on whose behalf the Written Consent Record Date Request is being made that a disposition of shares of the Corporation’s capital stock, owned of record or beneficially as of the date on which the Written Consent Record Date Request in respect of such shares is delivered to the Secretary of the Corporation, that is made at any time prior to the delivery of the first written consent with respect to the Action shall constitute a revocation of such Written Consent Record Date Request with respect to such disposed shares, (iv) a statement that the stockholder intends to solicit consents in accordance with Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), without reliance on the exemption contained in Rule 14a-2(b)(2) under the Exchange Act, and (v) documentary evidence that the stockholders making the Written Consent Record Date Request own the Written Consent Requisite Percentage as of the date that the Written Consent Record Date Request is delivered to the Secretary of the Corporation; provided, however, that if the stockholders making the Written Consent Record Date Request are not the beneficial owners of the shares representing the Written Consent Requisite Percentage, then to be valid, the Written Consent Record Date Request must also include documentary evidence that the beneficial owners on whose behalf the request is made beneficially own the Written Consent Requisite Percentage as of the date on which such Written Consent Record Date Request is delivered to the Secretary of the Corporation. In addition, the requesting stockholders and Stockholder Associated Persons, if any, on whose behalf the request is being made shall

8 917366.v5 promptly provide any other information reasonably requested by the Corporation in connection with the Written Consent Record Date Request. “Stockholder Associated Person” shall mean (i) any person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with or otherwise acting in concert with such stockholder providing notice, (ii) any beneficial owner of shares of capital stock of the Corporation owned of record by such stockholder (other than a stockholder that is a depositary), (iii) any affiliate or associate of such stockholder or such Stockholder Associated Person, (iv) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A under the Exchange Act, or any successor instructions) with such stockholder or other Stockholder Associated Person in respect of any proposals or nominations, as applicable, and (v) a proposed nominee, in connection with a nomination of directors. Within ten (10) days after the Corporation receives a Written Consent Record Date Request, the Board of Directors shall determine the validity of the request and whether such request relates to an action that may be taken by written consent pursuant to this Article Eighth, Section 3 and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If no record date has been fixed by the Board of Directors within ten (10) days following the Corporation’s receipt of the Written Consent Record Date Request to fix a record date for such purpose, the record date shall be the day on which the first signed written consent is delivered to the Corporation in the manner set forth in this Article Eighth, Section 3; except that, if prior action by the Board of Directors is required under the provisions of General Corporation Law of the State of Delaware and the Board of Directors determines to take such prior action, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action, and except that no record date shall be set for any action that is not a proper subject for action by written consent pursuant to this Article Eighth, Section 3 or the General Corporation Law of the State of Delaware. In determining whether a record date has been requested by stockholders of record representing in the aggregate at least the Written Consent Requisite Percentage, multiple requests delivered to the Secretary of the Corporation will be considered together only if (i) each identifies substantially the same proposed action and includes substantially the same text of the proposal (in each case as determined in good faith by the Board of Directors), and (ii) such requests have been dated and delivered to the Secretary of the Corporation within sixty (60) days of the earliest dated request.

9 917366.v5 Any stockholder may revoke a request with respect to his or her shares at any time by written revocation delivered to the Secretary of the Corporation. The Board of Directors shall not be obligated to set a record date for an action by written consent if (i) the Written Consent Record Date Request does not comply with this Article Eighth, Section 3, (ii) such action is not a proper subject for stockholder action under applicable law, (iii) the Written Consent Record Date Request is received by the Corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (iv) an annual or special meeting of stockholders that included an item of business substantially the same as or substantially similar to such action (“Similar Item”) was held not more than one hundred twenty (120) days before such request for a record date was received by the Secretary of the Corporation, (v) a Similar Item is to be included in the Corporation’s notice as an item of business to be brought before a meeting of the stockholders that is to be called within forty (40) days after the Written Consent Record Date Request is received and held as soon as practicable thereafter, or (vi) such Written Consent Record Date Request or any solicitation of consents to such action was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law. For purposes of this Article Eighth, Section 3, the nomination, election or removal of directors shall be deemed to be a Similar Item with respect to all actions involving the nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors. The Board of Directors shall determine in good faith whether the requirements set forth in this Article Eighth, Section 3 have been satisfied. Stockholders may take action by written consent pursuant to this Article Eighth, Section 3 only if consents are solicited pursuant to a consent solicitation conducted pursuant to Regulation 14A under the Exchange Act, without reliance upon the exemption contained in Rule 14a-2(b)(2) under the Exchange Act. Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to as a “Consent”) must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated Consent delivered in the manner required by this Article Eighth, Section 3 and not later than one hundred twenty (120) days after the record date, Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation. No Consents may be delivered to the Corporation until fifty (50) days after the record date. Consents must be delivered to the Secretary of the Corporation at the principal

10 917366.v5 executive offices of the Corporation. Delivery must be made by hand or by certified or registered mail, return receipt requested. NINTH. Section 1. Approval of Certain Business Combinations. A Business Combination (as hereinafter defined) shall require (i) only such affirmative vote as is required by law and any other provision of this Restated Certificate of Incorporation if all of the conditions specified in either of Paragraph A or Paragraph B of this Section l are met or (ii) in addition to any affirmative vote required by law or this Restated Certificate of Incorporation, the affirmative vote of the holders of not less than a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (referred to in this Article Ninth as the “Voting Stock”), voting together as a single class (it being understood that for the purposes of this Article Ninth, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article Fourth of this Restated Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law. A. Approval by Disinterested Directors. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined). B. Price and Procedure Requirements. All of the following conditions shall have been met: (i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of Common Stock in such Business Combination shall be at least equal to the higher of the following: (a) (if applicable) the highest price per share (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder (as hereinafter defined) for any shares of Common Stock or the common stock of any Predecessor Corporation (as hereinafter defined) acquired by it (1) within the two-year period immediately prior to the first public announcement of the terms of the proposed Business Combination (the “Announcement Date”) or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and

11 917366.v5 (b) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such later date is referred to in this Article Ninth as the ‘‘Determination Date”), whichever is higher. (ii) The aggregate amount of the cash and Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this Paragraph B(ii) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock); (a) (if applicable) the highest price per share (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of such class of Voting Stock or a substantially identical class of stock of any Predecessor Corporation acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; (b) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and (c) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher. (iii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock or stock of a Predecessor Corporation. If the Interested Stockholder has paid for shares of any class of Voting Stock or stock of a Predecessor Corporation with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock or stock of a Predecessor Corporation previously acquired by it. The price determined in accordance with Paragraphs B(i) and B(ii) of this Section l shall be subject to appropriate adjustment

12 917366.v5 in the event of any special dividend or other disposition of material assets other than in the ordinary course of business, stock dividend, stock split, combination of shares or similar event. Whether specific consideration satisfies this subsection shall be determined by vote of a majority of the Disinterested Directors. (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (a) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or upon liquidation; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (c) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction that results in such Interested Stockholder’s becoming an Interested Stockholder. (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guaranties, pledges or other financial assistance or any tax credits or other tax advantages provided to or by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise. (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). Section 2. Certain Definitions. For purposes of this Article Ninth:

13 917366.v5 A. “Business Combination” shall mean any transaction that is referred to in any one or more of the following clauses (i) through (v): (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder or (b) any other corporation (whether or not itself an Interested Stockholder) that is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $10 million or more; or (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10 million or more; or (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Equity Security (as hereinafter defined) of the Corporation or any Subsidiary that is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder. B. “Person” shall mean any individual, firm, corporation or other entity. C. “Interested Stockholder” shall mean any Person (other than the Corporation or any Subsidiary or employee benefit plan of the Corporation or any Subsidiary) that: (i) is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding Voting Stock; or

14 917366.v5 (ii) at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock or of capital stock of any Predecessor Corporation that were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933. D. A person shall be a “beneficial owner” of any stock that: (i) such Person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns directly or indirectly; or (ii) such Person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or (iii) is beneficially owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of such stock. E. For the purpose of determining whether a Person is an Interested Stockholder pursuant to Paragraph C of this Section 2, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Paragraph D of this Section 2 but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise. F. “Affiliate” and “Associate” shall have the meanings ascribed to such terms in Rule 12b- 2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1989. G. “Subsidiary” means any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation, provided, however, that for purposes of the

15 917366.v5 definition of Interested Stockholder set forth in Paragraph C of this Section 2, the term “Subsidiary” shall mean only a corporation of which a majority of each class of Equity Security is owned, directly or indirectly, by the Corporation. H. “Disinterested Director” means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors immediately before the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors. I. “Fair Market Value” means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of stock (a) on the Composite Tape for New York Stock Exchange-Listed Stocks, or, (b) if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, (c) if such stock is not listed on the New York Stock Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, (d) if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, (e) if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; or (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith. J. In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used in Paragraphs B(i) and B(ii) of Section 1 of this Article Ninth shall include the shares of Common Stock and the shares of any other class of outstanding Voting Stock retained by the holders of such shares. K. “Equity Security’’ shall have the meaning ascribed to such term in Section 3(a)(ll) of the Securities Exchange Act of 1934, as in effect on January 1, 1989. L. A “Predecessor Corporation” includes any corporation of which the Corporation was at one time a wholly-owned subsidiary, or of which the Corporation would be deemed to be a legal successor in interest (by contract or by merger or other operation of law), including, but not limited to, Tyler Corporation, a Delaware corporation incorporated as “Saturn Industries, Inc.” on January 28, 1966 and Tyler Corporation, a Delaware corporation incorporated on April 11, 1989.

16 917366.v5 Section 3. Powers of the Board of Directors. A majority of the Disinterested Directors shall have the power and duty to determine for the purposes of this Article Ninth, on the basis of information known to them after reasonable inquiry, (i) whether a Person is an Interested Stockholder, (ii) the number of shares of Voting Stock beneficially owned by any Person, (iii) whether a Person is an Affiliate or Associate of another, (iv) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10 million or more. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Article Ninth. Section 4. No Effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article Ninth shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law. Section 5. Amendment of Article Ninth. Notwithstanding any other provisions of this Restated Certificate of Incorporation, including Article Twelfth hereof, or the By-Laws (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or the By-Laws), the affirmative vote of the holders of not less than a majority of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article Ninth or any provision hereof. TENTH. No contract or other transactions between the Corporation and any other corporation, firm or individual shall be affected or invalidated by the fact that any one or more of the directors or officers of the Corporation is or are interested in or is a director or officer of such other corporation, or a member of such firm, and any director or officer, individually or jointly, may be a party to or may be interested in any contract or transaction with this Corporation, or in which this Corporation is interested, and no contract, act or transaction of this Corporation with any person or persons, firms or corporations, shall be affected or invalidated by the fact that any director or officer of this Corporation is a party to or interested in such contract, act or transaction, or in any way connected with such person or persons, firms or corporations, and each and every person who may become a director or officer of this Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any firm or corporation in which he may be in any way interested. ELEVENTH. To the fullest extent permitted by Delaware statutory or decisional law, as the same exists or may hereafter be amended or interpreted, a director of the Corporation shall not be liable to the Corporation or its stockholders for any act or omission in such director’s capacity

17 917366.v5 as a director. Any repeal or amendment of this Article, or adoption of any other provision of this Restated Certificate of Incorporation inconsistent with this Article, by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability to the Corporation or its stockholders of a director of the Corporation existing at the time of such repeal, amendment or adoption of an inconsistent provision. TWELFTH. Notwithstanding any other provisions of this Restated Certificate of Incorporation or the By-Laws (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or the By-Laws), the affirmative vote of the holders of no less than a majority of the outstanding voting stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, Articles Eighth, Eleventh or this Article Twelfth of this Restated Certificate of Incorporation. Except as provided in Article Ninth and this Article Twelfth, this Restated Certificate of Incorporation may be amended in the manner provided by the General Corporation Law of the State of Delaware. The By-Laws of the Corporation may be altered, amended or repealed, or new By-Laws adopted, only at any regular or special meeting of the Board of Directors or upon the affirmative vote of the holders of no less than a majority of the outstanding shares entitled to vote at any regular or special meeting of stockholders, and only if such proposed alteration, amendment, repeal or adoption be contained in the notice of such regular or special meeting. This Restated Certificate of Incorporation shall be effective on July 29, 2025. IN WITNESS WHEREOF, the Secretary of the Corporation has duly executed this Restated Certificate on July 29, 2025. TYLER TECHNOLOGIES, INC. By_____________________________| Name: Abigail Diaz Title: Secretary